UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

Filed by the Registrant         ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

DR. WAYNE JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  the Committee issued the following press release and posted  to http://www.enhanceitex.com

The Committee to Enhance ITEX Reminds Shareholders to Vote for its Three Highly-Qualified Nominees for Election to ITEX’s Board

Press Release Source: The Committee to Enhance ITEX on Friday December 3, 2010, 5:00 pm EST

CRANFORD, N.J., Dec 3 /PRNewswire/ -- The Committee to Enhance ITEX reminds shareholders that there is still time to vote for the Committee's three highly-qualified independent director nominees for election to the Board of Directors of ITEX Corporation (“ITEX”) at the annual meeting of shareholders which is being held on Friday, December 10, 2010.  The Committee's three director nominees are Dr. Wayne P. Jones, Alnesh Mohan, and Sidd Pagidipati

David Polonitza, Chairman of the Committee, commented: “In order to help ensure that our plan to maximize shareholder value, which includes addressing ITEX’s significant governance concerns, is implemented, it is imperative that all three of the Committee's nominees are elected.”

“As ISS/Riskmetrics has recommended that shareholders only vote on the GOLD proxy card, we encourage shareholders to support all three of our highly qualified independent nominees for the benefit of all shareholders, franchisees and employees. We would appreciate your support in this critical moment in ITEX’s history. Ultimately, the decision of changing board leadership will be yours, the shareholders of the company, on December 10.”

VOTE THE GOLD PROXY CARD TODAY

The Committee urges shareholders to vote the GOLD proxy card and NOT to sign any white proxy card sent to you by ITEX.  Even if you have sent a white proxy card to ITEX, you have every right to change your vote.  You may revoke that proxy and vote FOR the Committee's nominees – Dr. Wayne P. Jones, Alnesh Mohan, and Sidd Pagidipati - by signing, dating and mailing a later dated GOLD proxy card.

Your vote is important, no matter how many or how few shares you own.  If you have any questions or need any assistance voting your shares, please do not hesitate to contact the Committee's proxy solicitor, InvestorCom, Inc., by toll-free telephone at 877-972-0090, or by e-mail at enhanceitex@investor-com.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance ITEX (the "Committee"), together with the other Participants (as defined below), has filed a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of ITEX Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT ENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are David Polonitza, Dr. Wayne Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati and Dr. Rudrama Pagidipati  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the record date for the 2010 Annual Meeting (October 19, 2010), the Participants and their affiliates collectively own an aggregate of 474,941 shares of Common Stock of the ITEX Corporation, consisting of the following: (1) 127,975 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 140,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP, (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the Participants disclaims beneficial ownership of such shares except to the extent of his/her/its pecuniary interest therein.